Exhibit 4.1

Orange, as Issuer

and

The Bank of New York Mellon, London Branch, as Trustee

Indenture

Dated as of [ ]

DEBT SECURITIES

Orange

Debt Securities

Cross Reference Sheet1

This Cross Reference Sheet shows the location in the

Indenture of the provisions inserted pursuant

to Sections 310 - 318(a), inclusive, of the

Trust Indenture Act of 1939, as amended.

Trust Indenture Act	Sections of Indenture
§310(a)(1)	9.08
(a)(2)	9.08
(a)(3)	Inapplicable
(a)(4)	Inapplicable
(a)(5)	9.08
(b)	9.07 and 9.09
§311(a)	9.12
(b)	9.12
§312(a)	7.01 and 7.02
(b)	7.02
(c)	7.02
§313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§314(a)(1), (2) and (3)	7.04
(a)(4)	1.01 and 6.04
(b)	Inapplicable
(c)(l)	13.06
(c)(2)	13.06
(c)(3)	Inapplicable
(d)	Inapplicable
(e)	13.06
(f)	Inapplicable
§315(a)	9.01
(b)	8.08
(c)	9.01
(d)	9.01
(e)	8.07
§316(a)	1.01
(a)(l)(A)	8.01 and 8.06
(a)(l)(B)	8.01
(a)(2)	Inapplicable
(b)	8.09
(c)	8.01(e) and 14.13(e)
§317(a)(1)	8.02
(a)(2)	8.11
(b)	6.03
§318(a)	13.02

[1]	The Cross Reference Sheet is not part of the Indenture.

ARTICLE I.   DEFINITIONS 2

Section 1.01 Certain Terms Defined 2

Section 1.02 Rules of Construction 9

ARTICLE II.   THE SECURITIES 10

Section 2.01 Designation and Amount of Securities 10

Section 2.02 Form of Securities and Trustee’s Certificate of Authentication. 11

Section 2.03 Date and Denominations 16

Section 2.04 Execution, Authentication and Delivery of Securities 16

Section 2.05 Registration of Transfer and Exchange 17

Section 2.06 Temporary Securities 18

Section 2.07 Mutilated, Destroyed, Lost, and Stolen Securities 18

Section 2.08 Cancellation of Surrendered Securities 19

Section 2.09 Payment of Interest; Interest Rights Preserved 19

Section 2.10 Persons Deemed Owners 20

Section 2.11 Computation of Interest 20

Section 2.12 CUSIP, ISIN and Common Code Numbers 20

Section 2.13 Add On Securities 20

ARTICLE III.   REDEMPTION OF SECURITIES 21

Section 3.01 Applicability of Article 21

Section 3.02 Optional Tax Redemption 21

Section 3.03 Election to Redeem; Notice to Trustee 22

Section 3.04 Deposit of Redemption Price 23

Section 3.05 Securities Payable on Redemption Date 23

Section 3.06 Securities Redeemed in Part 23

Section 3.07 Redemption in Connection with Tender Offer 24

ARTICLE IV.   RESERVED 24

ARTICLE V.   DEFEASANCE AND COVENANT DEFEASANCE 24

Section 5.01 Company’s Option to Effect Defeasance or Covenant Defeasance. 24

Section 5.02 Defeasance and Discharge 24

Section 5.03 Covenant Defeasance 24

Section 5.04 Conditions to Legal Defeasance or Covenant Defeasance 25

Section 5.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions 25

Section 5.06 Reinstatement 26

i

ARTICLE VI.   PARTICULAR COVENANTS OF THE COMPANY 26

Section 6.01 Payment of Principal, Premium and Interest on Securities 26

Section 6.02 Maintenance of Office or Agency 26

Section 6.03 Money for Securities Payments to be Held in Trust 27

Section 6.04 Statement by Officers as to Default 28

Section 6.05 Calculation of Original Issue Discount 28

Section 6.06 Further Instruments and Acts 28

Section 6.07 Waiver of Stay, Extension or Usury Laws 28

Section 6.08 Payment of Additional Amounts 28

Section 6.09 Other Indebtedness 29

Section 6.10 Negative Pledge 29

ARTICLE VII.   SECURITIES HOLDERS’ LIST AND REPORTS BY THE COMPANY AND THE TRUSTEE 29

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders. 29

Section 7.02 Preservation of Information; Communication to Holders 30

Section 7.03 Reports by Trustee 30

Section 7.04 Reports by Company 30

ARTICLE VIII.   DEFAULT 31

Section 8.01 Event of Default 31

Section 8.02 Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee 33

Section 8.03 Application of Money Collected by Trustee 34

Section 8.04 Limitation on Suits by Holders of Securities 34

Section 8.05 Rights and Remedies Cumulative; Delay or Omission in Exercise of Rights not a Waiver of Event of Default 34

Section 8.06 Rights of Holders of Majority in Principal Amount of Outstanding Securities to Direct Trustee 35

Section 8.07 Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee 35

Section 8.08 Notice of Defaults 35

Section 8.09 Unconditional Right of Holders to Receive Principal, Premium and Interest 35

Section 8.10 Restoration of Rights and Remedies 35

Section 8.11 Trustee May File Proofs of Claims 36

ARTICLE IX.   CONCERNING THE TRUSTEE 36

Section 9.01 Certain Duties and Responsibilities 36

Section 9.02 Certain Rights of Trustee 37

Section 9.03 Not Responsible for Recitals or Issuance of Securities 38

Section 9.04 May Hold Securities 38

Section 9.05 Money Held in Trust 38

Section 9.06 Compensation and Reimbursement 38

Section 9.07 Disqualification; Conflicting Interests 39

Section 9.08 Corporate Trustee Required; Eligibility 39

Section 9.09 Resignation and Removal; Appointment of Successor 39

Section 9.10 Acceptance of Appointment by Successor 40

Section 9.11 Merger, Conversion, Consolidation, or Succession to Business 41

Section 9.12 Preferential Collection of Claims Against Company 41

Section 9.13 Appointment of Authenticating Agent 41

ARTICLE X.   AMENDMENTS AND WAIVERS 42

Section 10.01 Without Consent of Holders 42

Section 10.02 With Consent of Holders 43

Section 10.03 Execution of Supplemental Indentures 44

Section 10.04 Effect of Supplemental Indentures 44

Section 10.05 Compliance with Trust Indenture Act 44

Section 10.06 Reference in Securities to Supplemental Indentures 44

ARTICLE XI.   CONSOLIDATION, MERGER, SALE, OR TRANSFER 45

Section 11.01 Consolidation, Merger and Sale of Assets 45

ARTICLE XII.   SATISFACTION AND DISCHARGE OF INDENTURE 45

Section 12.01 Satisfaction and Discharge of Indenture 45

Section 12.02 Application of Trust Money 45

ARTICLE XIII. MISCELLANEOUS PROVISIONS 46

Section 13.01 of Company Bound by Indenture 46

Section 13.02 Trust Indenture Act Controls 46

Section 13.03 Service of Required Notice to Trustee and Company 46

Section 13.04 Service of Required Notice to Holders; Waiver 47

Section 13.05 Indenture and Securities to be Construed in Accordance with the Laws of the State of New York; Submission to Jurisdiction; Waiver of Jury Trial, etc 47

Section 13.06 Compliance Certificates and Opinions 48

Section 13.07 Form of Documents Delivered to Trustee 48

Section 13.08 Payments Due on Non-Business Days 49

Section 13.09 Provisions Required by Trust Indenture Act to Control 49

Section 13.10 Currency Indemnity 49

Section 13.11 Invalidity of Particular Provisions 49

Section 13.12 Execution and Counterparts 50

Section 13.13 Acts of Holders; Record Dates 50

Section 13.14 Effect of Headings and Table of Contents 51

Section 13.15 Benefits of Indenture 51

Section 13.16 No Waiver 52

Section 13.17 Purchases of Securities 52

Section 13.18 Sinking Funds 52

Section 13.19 Force Majeure 52

Indenture, dated as of [ ] between Orange, a société anonyme duly organized and existing under the laws of France (the "Company"), and The Bank of New York Mellon, London Branch, a New York banking corporation (the "Trustee").

Recitals

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time outside France of its unsecured debentures, notes and other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in this Indenture.

All acts necessary to make the Securities, when the Securities have been executed by the Company and authenticated by the Trustee and delivered as provided in this Indenture, the valid and binding obligations of the Company according to its terms, have been done and performed. The execution and delivery by the Company of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized by all necessary action of the Company; and the Company, in the exercise of legal right and power in it vested, is executing and delivering this Indenture and proposes to make, execute, issue and deliver the Securities from time to time as provided herein.

In order to establish the terms and conditions upon which the Securities are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the Holders thereof, it is mutually agreed by the Company and the Trustee, for the equal and proportionate benefit of the respective Holders (as defined herein) from time to time of the Securities or of a series thereof, as follows set forth herein:

ARTICLE I.

DEFINITIONS

Section 1.01 Certain Terms Defined.

(a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Indenture otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Indenture otherwise requires), have the respective meanings assigned to such terms in the Trust Indenture Act.

Act:

The term "Act", when used with respect to any Holder, has the meaning set forth in Section 13.13.

Additional Amounts:

The term "Additional Amounts" has the meaning assigned to it in Section 6.08.

Add On Securities:

The term "Add On Securities" means any Securities of any series issued pursuant to Section 2.13 after the initial issue date of such Securities, as specified in the relevant Add On Securities Company Order or Add On Securities Supplemental Indenture issued therefor in accordance with this Indenture.

Add On Securities Company Order:

The term "Add On Securities Company Order" means a Company Order delivered to the Trustee in an Officer’s Certificate pursuant to Section 2.13(a)(iii) providing for the issuance of Add On Securities of any series.

Add On Securities Supplemental Indenture:

The term "Add On Securities Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Section 2.13(a)(iii) providing for the issuance of Add On Securities of any series.

Affiliate:

The term "Affiliate" means, with respect to a particular Person, any Person that, directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

Authenticating Agent:

The term "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 9.13 to act on behalf of the Trustee to authenticate Securities of one or more series.

Authorized Agent:

The term "Authorized Agent" has the meaning assigned to it in Section 13.05(d).

Authorized Officers:

The term "Authorized Officers" has the meaning assigned to it in Section 13.03.

Board of Directors:

The term "Board of Directors" means the Board of Directors of the Company or a duly authorized committee of such Board.

Board Resolution:

The term "Board Resolution" means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in The City of New York, New York, London, United Kingdom and Paris, France, and in any Place of Payment (if different from the aforementioned), are authorized or required by law or executive order to close, and, in the case of determining a date when a payment is to be made, is a day on which commercial banks and foreign exchange markets settle payment in The City of New York, New York, London, United Kingdom and Paris, France.

Calculation Agent:

The term "Calculation Agent" means the calculation agent appointed by the Company, who shall initially be The Bank of New York Mellon, London Branch.

Code:

The term "Code" has the meaning assigned to it in Section 6.05.

Commission:

The term "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

Common Stock:

The term "Common Stock" means the common stock of the Company.

Company:

The term "Company" means Orange, a société anonyme organized under the laws of France until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" will mean such successor.

Company Request or Company Order:

The term "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Officer, and delivered to the Trustee.

Corporate Trust Office:

The term "Corporate Trust Office" means the principal office of the Trustee in London, United Kingdom, at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom Attention: Corporate Trust Administration or such other address as the Trustee may designate form time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

Covenant Defeasance:

The term "Covenant Defeasance" has the meaning set forth in Section 5.03.

Credit Institution:

The term "Credit Institution" means a credit institution as defined in point (1) of Article 4(1) of Regulation (EU) No 575/2013, as amended.

Default:

The term "Default" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

Defaulted Interest:

The term "Defaulted Interest" has the meaning set forth in Section 2.09(b).

Defeasible Series:

The term "Defeasible Series" has the meaning set forth in Section 5.01.

Depositary:

The term "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.01.

Electronic Means:

The term "Electronic Means" has the meaning assigned to it in Section 13.03.

Event of Default:

The term "Event of Default" has the meaning set forth in Section 8.01(a).

Exchange Act:

The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as the same may be in effect from time to time.

Global Security:

The term "Global Security" means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

Holder:

The term "Holder" means a Person in whose name a particular Security is registered in the Security Register, which in the case of Global Securities, shall initially be the Depositary or its nominee.

IFRS:

The term "IFRS" means international financial reporting standards in the form promulgated by the International Accounting Standards Board.

Indebtedness:

The term "Indebtedness" means money borrowed and premium in respect thereof, liabilities in respect of any acceptance credit, note or bill discounting facility and liabilities under any bond, note, debenture or other security whether issued in whole or in part for cash or other consideration but excluding all such liabilities as aforesaid incurred in relation to the acquisition of goods and services or in the ordinary course of business.

Indenture:

The term "Indenture" means this Indenture, as may be amended, supplemented, or otherwise modified from time to time, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" will also include the terms of particular series of Securities established as contemplated by Section 2.01.

Interest:

The term "interest" (i) when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest which accrues from and after and is payable after Maturity and (ii) when used with respect to any other Security, means the amount of all interest accruing on such Security, including any default interest and any interest accruing after any Event of Default that would have accrued but for the occurrence of such Event of Default, whether or not a claim for such interest would be otherwise allowable under applicable law.

Interest Payment Date:

The term "Interest Payment Date" when used with respect to any Security means the Stated Maturity of an installment of interest on such Security.

Legal Defeasance:

The term "Legal Defeasance" has the meaning set forth in Section 5.02.

Maturity:

The term "Maturity" when used with respect to any Security means the date on which the principal of that Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

Officer:

The term "Officer," when used in connection with any action to be taken by the Company, means the officers holding the titles of président, directeur général, any directeur général délégué, the directeur financier, or similar titles in use from time to time, or any person authorized by any of such persons to represent the Company, or otherwise empowered by law to represent the Company.

Officer’s Certificate:

The term "Officer’s Certificate" means a certificate executed on behalf of the Company by an Officer and delivered to the Trustee.

Opinion of Counsel:

The term "Opinion of Counsel" means an opinion, reasonably acceptable to the Trustee, in writing signed by legal counsel, who, unless otherwise expressly provided, may be an employee of or counsel for the Company.

Orange Bank:

"Orange Bank" means a French société anonyme incorporated in France, having its registered office at 67 rue Robespierre, 93100 Montreuil, France, registered with the Trade and Companies Registry of Bobigny (Registre du Commerce et des Sociétés de Bobigny) under number 572 043 800 duly licensed as of the date of this Indenture as a credit institution in France.

Original Issue Discount Security:

The term "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.01(b).

Outstanding:

The term "Outstanding" means, when used with reference to Securities as of a particular time, all Securities theretofore issued by the Company and authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, (b) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company is acting as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made, and (c) Securities paid pursuant to Section 2.07 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company and (d) solely to the extent provided in Article V, Securities which are subject to Legal Defeasance or Covenant Defeasance as provided in Article V; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 8.01(b), (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units will be the U.S. dollar equivalent, determined in the manner contemplated by Section 2.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in clause (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice that such Securities are so owned, will be so disregarded.

Paying Agent:

The term "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company, including the Company if it is acting as its own Paying Agent. Initially, The Bank of New York Mellon, London Branch, will be appointed as Paying Agent.

Person:

The term "Person" means any individual, partnership, corporation, joint stock company, limited liability company, business trust, trust, unincorporated association, joint venture, or other entity, or government or political subdivision or agency thereof.

Place of Payment:

The term "Place of Payment" when used with respect to the Securities of any series means the place or places where the principal of and any premium and interest or Additional Amounts, if any, on the Securities of that series are payable as specified, as contemplated by Section 2.01. Unless the Company notifies the Trustee otherwise, the Place of Payment will be London, United Kingdom.

Predecessor Security:

The term "Predecessor Security" when used with respect to any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost, or stolen Security will be deemed to evidence the same debt as the mutilated, destroyed, lost, or stolen Security.

Principal Subsidiary:

"Principal Subsidiary" means at any relevant time a Subsidiary (except for any Credit Institution being or becoming a Subsidiary of the Company, including Orange Bank as long as Orange Bank is licensed as a Credit Institution, if any, which shall not be considered in any case as a Principal Subsidiary) of the Company:

(a) (i) whose total assets (excluding equity holdings at their book value) or operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals (or, where the Subsidiary in question prepares consolidated accounts whose total consolidated assets (excluding equity holdings at their book value) or consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals, as the case may be) attributable to the Company represent not less than 15 % of the total consolidated assets (excluding equity holdings at their book value) or the consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals of the Company, all as calculated by reference to the then latest audited accounts (or consolidated accounts, as the case may be) of such Subsidiary and the then latest audited consolidated accounts of the Company and its consolidated subsidiaries, and (ii) whose management and control is exercised by the Company; or

(b) to which is transferred all or substantially all the assets and undertaking of a Subsidiary which immediately prior to such transfer was a Principal Subsidiary.

Redemption Date:

The term "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to this Indenture.

Redemption Price:

The term "Redemption Price" when used with respect to any Security to be redeemed means the price

(including premium, if any) at which it is to be redeemed pursuant to this Indenture.

Regular Record Date:

The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.01.

Relevant Debt:

The term "Relevant Debt" means any present or future indebtedness for borrowed money in the form of, or represented by, bonds (obligations), notes or other securities (including titres de créances négociables) that, at the time of the issue, are being or are capable of being, quoted, listed or ordinarily traded on any stock exchange, over-the-counter market or other securities market but excluding present or future indebtedness for borrowed money in the form of such other securities issued by the Company or a Principal Subsidiary in private placements that the Company or such Principal Subsidiary shall have explicitly excluded in writing to be so quoted, listed or ordinarily traded.

Responsible Officer:

"Responsible Officer" when used with respect to the Trustee, means any vice president, any assistant vice president, any trust officer, or any other officer associated with the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Securities:

The term "Securities" has the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including any Add On Securities.

Securities Act:

The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same may be in effect from time to time.

Security Interest:

The term "Security Interest" has the meaning assigned to it in Section 6.10.

Security Register and Security Registrar:

The terms "Security Register" and "Security Registrar" have the respective meanings set forth in Section 2.05.

Special Record Date:

The term "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.09.

Stated Maturity:

The term "Stated Maturity" when used with respect to any Security, any installment of the principal thereof or interest thereon, or any other amount payable under this Indenture or the Securities means the date specified in this Indenture or such Security as the regularly scheduled date on which the principal of such Security, such installment of interest, or such other amount, is due and payable.

Subsidiary:

The term "Subsidiary" means, in relation to any entity at any time, any other entity (whether or not now existing) more than 50 percent of the capital of which is held by the entity (as set out in Article L.233-1 of the French Code de Commerce (the French Commercial Code)) or any other entity controlled directly or indirectly (within the meaning of Article L.233-3 of the French Commercial Code or other applicable law or regulation in the jurisdiction of incorporation of the Company) by the entity. (For information purposes only, Article L.233-3 provides that an entity would be considered to control such entity if it (a) holds directly or indirectly a percentage of the share capital that confers upon it a majority of the voting rights; (b) holds alone the majority of voting rights by virtue of an agreement (which is not contrary to the interests of such entity) made with the other shareholders of such entity, (c) de facto, by virtue of the voting rights it holds, makes decisions at shareholders’ meetings, or (d) it is a shareholder of such entity and has the power to appoint or dismiss the majority of the members of the board of directors, or of the supervisory or of the control board (in the case of a company having a supervisory and control board). It is presumed (i.e., unless otherwise established) to exercise control if it holds, directly or indirectly, more than 40 percent of the voting rights and no other shareholder holds a larger percentage of the voting rights than it does.)

Successor Corporation:

The term "Successor Corporation" has the meaning assigned to it in Section 11.01.

Trust Indenture Act or TIA:

The term "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, as the same may be in effect from time to time.

Trustee:

The term "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" will mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series will mean each Trustee with respect to Securities of that series.

U.S. Government Obligation:

The term "U.S. Government Obligation" means (a) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it in this Indenture;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(iii) "or" is not exclusive;

(iv) "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) references to the payment of principal of any Security shall include applicable premium, if any;

(vii) references to payments on any Security shall include Additional Amounts payable pursuant to Section 6.08 and Defaulted Interest pursuant to Section 2.09, if any; and

(viii) references to the Republic of France or to French law shall be deemed to be a reference to the jurisdiction of incorporation of the Company or the law of the jurisdiction of incorporation of the Company in the event the Company changes its jurisdiction of incorporation.

All capitalized terms used in this Indenture that are defined in the TIA or the definitions of which are included in the Securities Act and referred to in the TIA, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly defined or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the TIA and in the Securities Act, in each case, as in force at the date of this Indenture. The words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision. Certain terms used principally in Articles V, VI, and IX are defined in those Articles. Terms in the singular include the plural and terms in the plural include the singular.

ARTICLE II.

THE SECURITIES

Section 2.01 Designation and Amount of Securities.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued in one or more series outside France. There will be established in or pursuant to a Company Order and, subject to Section 2.04, set forth or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(i) the title of the Securities of the series (which will distinguish the Securities of the series from Securities of any other series); (ii) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in the exchange for, or in lieu of, other Securities of the series pursuant to Section 2.05, 2.06, 2.07, 3.06, or 10.06 and except for any Securities which, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder); (iii) the date or dates on which the principal of the Securities of the series is payable; (iv) the rate or rates at which the Securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest will be payable, and the Regular Record Date for any interest payable on any Interest Payment Date; (v) the place or places where the principal of and any premium and interest on Securities of the series will be payable; (vi) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation; (viii) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series will be issuable; (ix) the currency, currencies, or currency units in which payment of the principal of and any premium and interest on any Securities of the series will be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 1.01; (x) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, based upon a formula, or in some other manner, the manner in which such amounts will be determined; (xi) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies, or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.01(b); (xiii) if and as applicable, that the Securities of the series will be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 2.05 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered; (xiv) any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 8.01(b); (xv) any addition to, deletion from or change in the covenants set forth in Article VI which applies to Securities of the series; and (xvi) any other terms of the series (which may delete or modify the terms of this Indenture insofar as it relates to Securities of such series).

(c) All Securities of any one series will be substantially identical (subject to Section 2.13) except as to denomination and except as may otherwise be provided in or pursuant to the Company Order referred to below and (subject to Section 2.04) set forth or determined in the manner provided in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

(d) If any of the terms of the series are established by action taken pursuant to a Company Order, a copy of an appropriate record of such action will be certified by the Company and delivered to the Trustee concurrently with or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Notwithstanding Section 2.01(b)(ii) herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and Add On Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased, as provided in Section 2.13.

Section 2.02 Form of Securities and Trustee’s Certificate of Authentication.

(a) The Securities of each series will be in substantially the form set forth below, or in such other form as may be established by or pursuant to a Company Order or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be appropriate or required to comply with the applicable securities laws, rules or regulations of any applicable jurisdiction or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Company Order, a copy of an appropriate record of such action will be certified by the Company and delivered to the Trustee concurrently with or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

(b) The definitive Securities will be printed, lithographed, or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

[Form of Face of Security]

[Title of Security]

CUSIP No. _______________
ISIN No. _______________
Common Code No. _______________

No.	$_______________

Orange, a société anonyme duly organized and existing under the laws of France (hereinafter called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to  _____________, or registered assigns, the principal sum of [SPELL OUT IN WORDS] ($____________ ) on  ___________ [if the Security is to bear interest prior to Maturity, insert: ", and to pay interest thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on _______  and  ________ in each year, commencing on ______ , at the rate of  ___% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which will be the  _______ or _______  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date."].

[If the Security is not to bear interest prior to Maturity, insert: "The principal of this Security will not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, or at Stated Maturity, and in such case the overdue principal of this Security will bear interest at the rate of  ____% per annum which will accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal will be payable on demand. Any such interest on any overdue principal that is not so paid on demand will bear interest at the rate of  ____% per annum which will accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest will also be payable on demand."]

Payment of the principal of (and premium, if any) and [if applicable, insert: any such interest on this Security will be made at the office or agency of the Company maintained for the purpose in _______ , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [if applicable, insert: "; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register"].

[If applicable, insert: "In the event Securities are issued in global form payment will be paid to the Depositary for delivery to beneficial holders in accordance with the customary procedures of the Depositary.]

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

This Security will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.

ORANGE

By:

Name:

Title:

Dated:

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") and is to be issued outside of France in one or more series under an Indenture, dated as of _______, 20__ (herein called the "Indenture"), between the Company and The Bank of New York Mellon, London Branch, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert: ", limited in aggregate principal amount to $__________"].

[If applicable, insert: "The Securities of this series are subject to redemption in whole or in part from time to time upon not less than 15 or more than 60 calendar days’ notice delivered in accordance with the terms of the Indenture, [setting forth the redemption date the conditions to redemption, if any, and the redemption price set forth in the Company Order establishing such series of Securities."] [Set forth herein all such conditions and redemption prices.]

[If applicable, insert: "The Securities of this series are also redeemable prior to the stated maturity or as permitted under Section 3.07 ("Redemption in Connection with Tender Offer").]

[If the Security is subject to redemption of any kind, insert: "In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof."]

[If the Security is not subject to redemption, insert: "This Security is not redeemable prior to the Stated Maturity [except as permitted under Section 3.02 ("Optional Tax Redemption") and/or Section 3.07 ("Redemption in Connection with Tender Offer"]."]

[If the Security is not an Original Issue Discount Security, insert: "If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture."]

[If the Security is an Original Issue Discount Security, insert: "If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount will be equal to [insert formula for determining the amount]. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal and overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series will terminate."]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series and each series to be affected under the Indenture at any time by the Company and the Trustee. The Company, at its option, may seek consent from either (i) the Holders of a majority in principal amount of Outstanding Securities of a series issued under this Indenture or (ii) the Holders of a majority in principal amount of the Securities of several or all series issued under this Indenture identified by the Company as affected by that amendment and modification, voting as a single class. Certain amendments, however, may be made without the consent of Holders while other amendments require consent of each Holder affected by such amendment. The Indenture also contains provisions permitting the Company, at its option, to seek to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences from either (i) the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, and (ii) in certain circumstances Holders of a majority in principal amount of the Outstanding Securities of a series issued under this Indenture or a majority in principal amount of the aggregate of the Outstanding Securities of several or all series issued under this Indenture identified by the Company as affected by the waiver, all of such Holders being then treated as a single class for such purpose. Any such consent or waiver will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security will not have the right to institute any proceeding with respect to the Indenture or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing will apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

By their acquisition of the Securities, the Holders consent to and acknowledge, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between the Company and any Holder, that their enforcement rights under the Indenture might be limited under or modified by French Law, and any amendments thereto, in the case of an insolvency of the Company under French insolvency law.

The Securities of this series are issuable only in registered form without coupons in denominations of $[2,000] and integral multiples of $[1,000] in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of a specified series of Securities (except for certain obligations to register the transfer or exchange of such series of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust and certain other obligations in respect of the Trustee, the Paying Agent, Authenticating Agent and Securities Registrar) or (b) need not comply with certain covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

All terms used in this Security that are defined in the Indenture will have the respective meanings assigned to them in the Indenture. In the event of an inconsistency between this Security and the Indenture, the Indenture controls.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(c) The Trustee’s certificate of authentication will be in substantially the following form:

[Form of Trustee’s Certificate of

Authentication for Securities]

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, London Branch, as Trustee

Dated:	By:
Authorized Signatory

(d) Every Global Security authenticated and delivered hereunder will bear a legend in substantially the following form:

[Form of Legend for Global Securities]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Section 2.03 Date and Denominations.

Each Security will be dated the date of its authentication. The Securities of each series will be issuable only in registered form without coupons in such denominations as may be specified as contemplated by Section 2.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04 Execution, Authentication and Delivery of Securities.

(a) The Securities will be executed on behalf of the Company by any Officer of the Company. The signature of any Officer on the Securities may be manual or facsimile.

(b) Only such Securities bearing the Trustee’s certificate of authentication, signed manually by the Trustee or in accordance with Section 13.12, will be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such execution of the certificate of authentication by the Trustee upon any Securities executed by the Company will be conclusive evidence that the Securities so authenticated have been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.08, for all purposes of this Indenture such Security will be deemed never to have been authenticated and delivered hereunder and will never be entitled to the benefits of this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order will authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Company Orders as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 9.01) will be fully protected in relying upon, an Opinion of Counsel substantially to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity and such other qualifications as such counsel shall conclude are customary.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

(d) Notwithstanding the provisions of Sections 2.01 and 2.04(c), if all Securities of a series are not to be originally issued at one time, it will not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to Section 2.04(c) at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Section 2.05 Registration of Transfer and Exchange.

(a) The Company will cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

(b) Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company will execute, and the Trustee will authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.

(d) Every Security presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.06, 3.06, or 10.06 not involving any transfer. The Company will not be required (i) to issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the delivery of a notice of redemption of Securities of that series selected for redemption under Section 3.03(c) and ending at the close of business on the day of such delivery or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Securities to be redeemed in part, the portion thereof not being redeemed.

(e) All Securities issued upon any registration of transfer or exchange of Securities will be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(f) Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security, or (iv) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 2.01. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of this Section 2.05(f) shall apply, whether pursuant to this Section 2.05, Sections 2.06, 2.07, 3.06, or 10.06 or otherwise, will be authenticated and delivered in the form of, and will be, a Global Security.

(g) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law, and any other law applicable to such Holder, the transferee or the transaction.

Section 2.06 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and register and upon Company Order the Trustee will authenticate and deliver temporary Securities (printed, lithographed, or typewritten) of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions, and variations as may be appropriate for temporary Securities (but which do not affect the rights or duties of the Trustee), all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities; provided, however that the Company will use reasonable efforts to have definitive Securities of that series available at the times of any issuance of Securities under this Indenture. Every temporary Security will be executed and registered by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. The Company will execute and register and furnish definitive Securities of such series as soon as practicable and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor at the office or agency of the Company in the Place of Payment for that series, and the Trustee will authenticate and deliver in exchange for such temporary Securities of such series one or more definitive Securities of the same series, of any authorized denominations, and of a like aggregate principal amount and tenor. Such exchange will be made by the Company at its own expense and without any charge to the Holder therefor. Until so exchanged, the temporary Securities of any series will be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

Section 2.07 Mutilated, Destroyed, Lost, and Stolen Securities.

(a) If any mutilated Security is surrendered to the Trustee, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss, or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company will execute and the Trustee will authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security of any series issued pursuant to this Section 2.07 in lieu of any destroyed, lost, or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f) The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

Section 2.08 Cancellation of Surrendered Securities.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and will be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered will be promptly cancelled by the Trustee. No Securities will be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures.

Section 2.09 Payment of Interest; Interest Rights Preserved.

(a) Except as otherwise provided as contemplated by Section 2.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

(b) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will promptly notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (i) provided. Thereupon the Company will fix a Special Record Date for the payment of such Defaulted Interest which will be not more than 10 calendar days and not less than 5 calendar days prior to the date of the proposed payment and not less than 5 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered, to each Holder of Securities of such series at his address as it appears in the Security Register or, in the case of a Global Security, such notice shall be considered sufficiently given if delivered to the Depositary pursuant to its customary procedures, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest will be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, if any, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 2.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.10 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.09) any interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustees nor any agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary or its nominee shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.

Section 2.11 Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.12 CUSIP, ISIN and Common Code Numbers.

The Company in issuing any series of the Securities may use CUSIP, ISIN and/or Common Code numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such CUSIP, ISIN and/or Common Code numbers in any notice of redemption or exchange with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN and/or Common Code numbers.

Section 2.13 Add On Securities.

(a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional Securities ("Add On Securities") of one or more series having terms and conditions identical to those of one or more series of Outstanding Securities, except that Add On Securities:

(i) may have a different issue date from other Outstanding Securities of the series and may have a different CUSIP, ISIN and/or common Code Number than these of the other Outstanding Securities of the series;

(ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Securities of the series; and

(iii) may have terms specified in the Add On Securities Company Order or Add On Securities Supplemental Indenture for such Add On Securities applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) applicable to such Add On Securities, which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Add On Securities) and which shall not adversely affect the rights or duties of the Trustee.

(b) In authenticating any Add On Securities, and accepting the additional responsibilities under this Indenture in relation to such Add On Securities, the Trustee shall receive, and shall be fully protected in relying upon, mutatis mutandis, the documents set forth in Section 2.04(d), and shall have the right to decline to authenticate and deliver any such Add On Securities, as provided for by Section 2.04(d).

ARTICLE III.

REDEMPTION OF SECURITIES

Section 3.01 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity will be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

Section 3.02 Optional Tax Redemption.

The Company shall be entitled to redeem the Securities of any series, as and to the extent described in the Company Order with respect to such series, if:

(a) on the occasion of the next payment due under such Securities, the Company has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of France, or other jurisdiction of incorporation of the Company (subsequent to the date of the Company’s incorporation in such jurisdiction) or any political subdivision or any authority in or of France or such other jurisdiction having power to tax, or any change in the application or official interpretation of such laws or regulations, or as a result of any change in, or amendment to, or any change in the application or official interpretation of, the laws or regulations of any jurisdiction in which a successor to or substitute obligor of the Company is incorporated or is a resident for tax purposes subsequent to the date of succession, the Company would be required to pay Additional Amounts as described in Section 6.08 (an "Optional Tax Redemption"); provided that no notice of Optional Tax Redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of such Securities then due; and

(b) the Company cannot avoid this obligation by taking reasonable measures available to it.

Securities redeemed pursuant to an Optional Tax Redemption as set forth above will be redeemed in whole but not in part at an amount equal to the principal amount thereof together with Additional Amounts, if any, and interest accrued to (but excluding) the Redemption Date.

In addition, upon the occurrence of any change in, or any change in the official application or interpretation of the laws or regulations of France or any other jurisdiction in which the Company (subsequent to the date of the Company’s incorporation in such jurisdiction) or in which a successor to or substitute obligor of the Company is incorporated or is a resident for tax purposes, becoming effective after the issuance date of the Securities (or in the case of a successor to or substitute obligor of the Company, the date on which such successor or obligor assumed the Company’s obligations under the Securities), the Company has (or the successor to or substitute obligor of the Company has) suffered or will suffer non-deductibility of interest and other revenues because a Holder is located or payments are made in a Non-cooperative State (as defined in Section 6.08) with respect to any payment, the Company (or the successor to or substitute obligor of the Company) may redeem the Securities held by such Holder in whole but not in part, at the option of the Company, on the occasion of the next Interest Payment Date under the Securities, at an amount equal to the principal amount thereof together with Additional Amounts, if any, together with interest accrued to (but excluding) the Redemption Date.

Section 3.03 Election to Redeem; Notice to Trustee.

(a) The election of the Company to redeem any Securities will be evidenced by a Company Order. In case of any redemption at the election of the Company, the Company will, at least 20 calendar days prior to the Redemption Date fixed by the Company and, in any event, not fewer than two Business Days prior to sending the notice set forth in Subsection (b) of this Section 3.03. (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company will furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

(b) Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and will be irrevocable (except as provided in Section 3.03(e)). Notice of redemption will be delivered not less than 10 or more than 60 calendar days prior to the Redemption Date to each Holder of Securities to be redeemed, at his address appearing in the Security Register. All notices of redemption will include the CUSIP, ISIN and/or Common Code numbers, if any assigned to such Securities provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, ISIN and/or Common Code numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN and/or Common Code number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers and will state (i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture, in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case; (ii) the Redemption Date, (iii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof, (iv) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed, (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon (and/or principal, as applicable, in the case of an Original Issue Discount Security) will cease to accrue on and after said date, (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price, (vii) that the redemption is for a sinking fund, if such is the case, (viii) the specific provision of this Indenture pursuant to which such Securities are to be redeemed, (ix) if such redemption is subject to one or more conditions precedent subject to subsection (e) below, a description of such conditions precedent and (x) such other matters as the Company shall deem desirable or appropriate.

(c) If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed will be selected by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot, pro rata or such other method as the Trustee may deem appropriate or as required by the clearing system and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series, provided that, in the event the Securities are in the form of Global Securities, such partial redemption will be administered in accordance with the procedures of the Depositary. The Trustee will promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

(d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities will relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

(e) Notice of any redemption of the Securities may be subject to one or more conditions precedent, including, but not limited to, completion of a transaction (including, without limitation, an equity issuance, an incurrence of indebtedness or a change of control), at the Company’s discretion. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed without requiring an additional advance notice. The Company shall provide written notice to the Trustee on or prior to the Redemption Date if any such redemption or purchase has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of Securities in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person, in which case such notice shall state the name of such other Person making such payment and performing such obligations.

Section 3.04 Deposit of Redemption Price.

Prior to 11:00 a.m. (local time at the Place of Payment) on the Redemption Date specified in the notice of redemption given as provided in Section 3.03, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued and unpaid interest on, all of the Securities that are to be redeemed on that date.

Section 3.05 Securities Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, subject to satisfaction or waiver of any condition included in the notice of redemption, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest) such Securities will cease to accrue interest and will be redeemed. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 2.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or Special Record Date in accordance with their terms and the provisions of Section 2.09.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium will, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 3.06 Securities Redeemed in Part.

Any Security that is to be redeemed only in part will be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company will execute, and the Trustee will authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that if a Global Security is so surrendered, such Global Security will be appropriately notated to reflect the unredeemed portion thereof, or if a new Security is issued, such new Security so issued will be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

Section 3.07 Redemption in Connection with Tender Offer.

In connection with any tender for the Securities, if Holders of not less than 80% in the aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Company, or any other Person making such tender offer, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Securities that remain outstanding following such purchase at a price equal to the price offered to Holders of the series in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date.

ARTICLE IV.

RESERVED

ARTICLE V.

DEFEASANCE AND COVENANT DEFEASANCE

Section 5.01 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option by Company Order at any time, to have either Section 5.02 or Section 5.03 applied to the Outstanding Securities of any series (hereinafter called "Defeasible Series"), upon compliance with the conditions set forth below in this Article V. All Securities are subject to defeasance as set forth in this Article V.

Section 5.02 Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 5.01 to have this Section 5.02 applied to the Outstanding Securities of any Defeasible Series, the Company will be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series as provided in this Section 5.02 on and after the date the conditions set forth in Section 5.04 are satisfied (hereinafter called "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), subject to the following which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Securities of such series to receive, solely from the Trustee or its agent described in Section 5.04 and as more fully set forth in Section 5.04, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (b) the Company’s obligations with respect to the Securities of such series under Sections 2.05, 2.06, 2.07, 6.02, 6.03, and 10.03, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder, including without limitation those in Section 9.06 hereof and (d) this Article V. Subject to compliance with this Article V, the Company may exercise its option provided in Section 5.01 to have this Section 5.02 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 5.01 to have Section 5.03 applied to the Outstanding Securities of such series.

Section 5.03 Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 5.01 to have this Section 5.03 applied to the Outstanding Securities of any series, (a) the Company will be released from its obligations under Section 11.01, and the provisions of any Supplemental Indenture specified in such Supplemental Indenture, (b) the occurrence of any event specified in Sections 8.01(a)(iii), 8.01(a)(iv), 8.01(a)(v) and 8.01(a)(viii), as well as any defaults or events of default added in connection with the establishment of the terms of a series of Securities that provide that it is subject to defeasance pursuant to this Section 5.03, will be deemed not to be or result in an Event of Default, and (c) the Company shall be released from its obligations to comply with Sections 6.09 or 6.10, as well as any covenants added in connection with the establishment of the terms of a series of Securities that provide that it is subject to defeasance pursuant to this Section 5.03, in each case with respect to the Outstanding Securities of such series as provided in this Section 5.03 on and after the date the conditions set forth in Section 5.04 are satisfied (the foregoing clauses (a), (b) and (c) hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the

 Company may omit to comply with and will have no liability in respect of any term, condition, or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series will be unaffected thereby.

Section 5.04 Conditions to Legal Defeasance or Covenant Defeasance.

The following will be the conditions to application of either Section 5.02 or Section 5.03 to the Outstanding Securities of any Defeasible Series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 9.08 and agrees to comply with the provisions of this Article V applicable to it) as trust funds in trust for the benefit of the Holders of Outstanding Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, without reinvestment, not later than the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient in the opinion of a firm of independent public accountants, or investment banking or financial advisory firm, not affiliated with the Company, nationally recognized in France or the United States (which opinion shall set forth the calculations forming the basis of such opinion), to pay and discharge, and which will be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series and all its other obligations under this Indenture insofar as the Securities of such series are concerned on the respective Stated Maturities or on any earlier date or dates on which the Securities of such series shall be subject to redemption, as the case may be, and the Company shall have given the Trustee irrevocable instructions satisfactory to the Trustee to give notice to the Holders of the redemption of the Securities of such series, all in accordance with the terms of this Indenture and the Securities of such series.

(b) In the case of an election under Section 5.02, the Company shall have delivered to the Trustee an Opinion of Counsel (from a counsel who shall not be an employee of the Company) to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Legal Defeasance, and discharge to be effected with respect to the Securities of such series and will be subject to U.S. Federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit, Legal Defeasance, and discharge were not to occur.

(c) In the case of an election under Section 5.03, the Company shall have delivered to the Trustee an Opinion of Counsel (from a counsel who shall not be an employee of the Company) to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to U.S. Federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound (other than a default or event of default resulting from the borrowing of funds to be applied to such defeasance and the grant of any lien securing such borrowing).

(e) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 5.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of Section 6.03(e), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 5.05 and Section 5.06, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section

 5.04 in respect of the Securities of any Defeasible Series will be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

(b) The Company will pay and indemnify the Trustee against any tax, fee, or other charge imposed on or assessed against the money in U.S. Government Obligations deposited pursuant to Section 5.04 or the principal and interest received in respect thereof other than any such tax, fee, or other charge that by law is for the account of the Holders of Outstanding Securities.

(c) Notwithstanding anything in this Article V to the contrary, the Trustee will deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 5.04 with respect to Securities of any Defeasible Series that are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to the Securities of such series.

Section 5.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article V with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series will be revived and reinstated as though no deposit had occurred pursuant to this Article V with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 5.05 with respect to Securities of such series in accordance with this Article V; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.

ARTICLE VI.

PARTICULAR COVENANTS OF THE COMPANY

Section 6.01 Payment of Principal, Premium and Interest on Securities.

The Company, for the benefit of each series of Securities, will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, or interest shall be considered paid on the date due if, by 11:00 a.m. (local time at the Place of Payment) on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium, if any, or interest.

Section 6.02 Maintenance of Office or Agency.

(a) The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices, and demands.

(b)  The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series

Section 6.03  for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 6.03 Money for Securities Payments to be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, prior to 11:00 a.m. (local time at the Place of Payment) on the due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the TIA, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The Trustee is hereby initially appointed "Paying Agent" for the purpose of paying the principal of or any premium or interest on any Securities on behalf of the Company as herein provided.

(c) The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company within such aforementioned two-year period, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice, to be prepared by the Company, that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

In order to assist the Trustee and any Paying Agent with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder, the Company agrees (i) to provide, upon demand and subject to applicable law, to the Trustee and any Paying Agent such reasonably available information as may be collected and stored in the Company’s ordinary course of business regarding Holders of the Securities (solely in their capacity as such), if any, and which is necessary for the Trustee’s and any Paying Agent’s determination of whether it has tax related obligations under such sections of the U.S. Internal Revenue Code and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under the indenture and the Securities to the extent necessary to comply with such sections of the U.S. Internal Revenue Code. For the purpose of clarity, nothing in this paragraph or otherwise in this Indenture, however, shall obligate the Company or be construed as obligating the Company to make any payments of any Additional Amounts or any other additional amounts or gross up payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 6.04 Statement by Officers as to Default.

The Company will deliver to the Trustee, within 180 calendar days after the end of each fiscal year of the Company ending after the date hereof and with respect to such fiscal year, an Officer’s Certificate (which, for the avoidance of doubt, need not be accompanied by an Opinion of Counsel) stating whether or not to the knowledge of the signers thereof the Company has complied with all conditions and covenants on its part contained in this Indenture, and if such signers have obtained knowledge of any default in the performance, observance or fulfillment of any such condition or covenant in respect of such fiscal year that is continuing (without regard to any period of grace or requirement of notice provided hereunder), specifying all such defaults and the nature and status thereof of which they have knowledge.

Section 6.05 Calculation of Original Issue Discount.

The Company shall file, if applicable, with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Section 6.06 Further Instruments and Acts.

The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 6.07 Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not, by resort to such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08 Payment of Additional Amounts.

The Company shall make no withholding or deduction of Taxes with respect to payments of interest on the Securities; provided, however, that if the laws or regulations of France, or other jurisdiction of incorporation of the Company, should require that any payment of principal and interest in respect of any Security is subject to withholding or deduction with respect to any present or future taxes, duties, assessments or governmental charges of whatsoever nature ("Taxes") imposed or levied by, or on behalf of, such jurisdiction or any political subdivision or any authority therein or thereof having power to tax, the Company shall, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the net amounts received by the Holders of the Securities after such withholding or deduction shall equal the respective amounts of principal and interest that would otherwise have been receivable in respect of the Securities in the absence of such withholding or deduction (the "Additional Amounts"); except that no such Additional Amounts shall be payable with respect to any Security:

(a) presented for payment by or on behalf of a Holder of a Security (including a beneficial owner (bénéficiaire effectif) who is liable for such Taxes in respect of such Security by reason of such Holder having some connection with France, or other jurisdiction of incorporation of the Company other than the mere holding of (or beneficial ownership with respect to) such Security;

(b) presented for payment for, or on behalf of a Holder of a Security (including a beneficial owner (bénéficiaire effectif)) that is established or domiciled in a non-cooperative State or territory within the meaning of Article 238-0 A of the French General Tax Code (Code général des impôts) (a "Non-cooperative State") or which would have been able to avoid such Taxes by receiving payments under such Security in a bank account opened in a financial institution that is not located in any Non-cooperative State;

(c) presented for payment by or on behalf of a Holder of any Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union;

(d) where presentation of the Security is required for payment more than 30 days after the Relevant Date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts, if any, on presenting the same for payment on such thirtieth day; or

(e) where the Tax is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax.

For the purpose of the payment of Additional Amounts, "Relevant Date" in respect of any Security means the date on which such payment first becomes due or, if any amount of money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or where presentation for payment is required, if earlier, the date seven days after that on which notice is duly given to the Holders that, upon further presentation of the Security being made in accordance with the terms and conditions of the Security, such payment will be made, provided that payment is in fact made upon such presentation.

Section 6.09 Other Indebtedness.

The Company covenants and agrees for the benefit of the Holders of Securities of each series that in the event that the Company fails to pay when due or, if applicable, at the expiry of any grace period, any monies in excess of EUR 200,000,000 or its equivalent in any other currencies, in respect of any of its Indebtedness, other than the Securities, or in the event that any required payment in excess of EUR 200,000,000 or its equivalent in any other currencies in respect of any guarantee it gave in respect of monies borrowed by its Principal Subsidiaries is not honored, such occurrence shall constitute a Default hereunder, unless the Company is contesting in good faith that such debt is due or that such guarantee is callable so long as the dispute is being defended and has not been fully adjudicated or unless such non-payment arose due to a technical failure or administrative error and is remedied within the shorter of the applicable grace period and eight (8) Business Days, following the service by any Holder on the Company of notice requiring repayment thereof.

Section 6.10 Negative Pledge.

As long as any of the Securities remains Outstanding, the Company will not, and will ensure that none of its Principal Subsidiaries will, create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other form of encumbrance or security interest (each a "Security Interest") upon the whole or any part of its or their respective assets or revenues of whatever nature, present or future, to secure any Relevant Debt or any guarantee of or indemnity in respect of any Relevant Debt, unless at the same time or prior thereto the Company’s obligations under the Securities are (A) equally and ratably secured therewith or (B) benefit from a Security Interest or guarantee or indemnity in substantially identical terms thereto to the extent permitted by French or other applicable law or regulation as shall be approved by an act of the Holders holding at least a majority of the principal amount of the outstanding Securities of an affected series.

ARTICLE VII.

SECURITIES HOLDERS’ LIST AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 calendar days after the applicable Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date and (b) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02 Preservation of Information; Communication to Holders.

(a) The Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, will be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03 Reports by Trustee.

(a) The Trustee will transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each December 31 following the date of this Indenture deliver to Holders a brief report, dated as of such, which complies with the provisions of such Section 313(a).

(b) A copy of each such report will, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange or of any delisting thereof.

Section 7.04 Reports by Company.

The Company will file with the Commission, and transmit to Holders, only such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. Any information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall also be delivered to the Trustee within 15 days after the same is filed with the Commission; provided that the Company will be deemed to have delivered to the Trustee and made available to Holders such reports and other documents and information referred to above if the Company has filed such reports, documents and information with the Commission via its Electronic Data Gathering, Analysis and Retrieval filing system and such reports, documents and information are publicly available. Except as required by Section 6.04, the Company shall have no other obligation to provide information, documents or other reports.

The Trustee shall have no responsibility to confirm that the Company has filed such reports, documents and other information with the Commission in this manner.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

ARTICLE VIII.

DEFAULT

Section 8.01 Event of Default.

(a) An "Event of Default", wherever used herein with respect to Securities of any series, occurs if any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body) shall occur:

(i) if the Company defaults in the payment of any interest or Additional Amounts, if any, in respect of any Security of that series when it becomes due and payable, and such default continues for a period of 30 calendar days next following the service on the Company by the Trustee or any Holder of any Security of written notice requiring the same to be remedied;

(ii) if the Company defaults in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable, and such default continues for a period of 15 calendar days next following the service on the Company by the Trustee or any Holder of any Security of written notice requiring the same to be remedied;

(iii) if the Company fails to perform or observe any of its other obligations under this Indenture or the Securities (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 8.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and such failure continues for the period of 60 calendar days after there has been delivered, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(iv) if the Company or any of its Principal Subsidiaries is dissolved, wound up or reorganized (either by court order or otherwise) other than any consolidation, merger, conveyance, transfer or lease undertaken in accordance with the provisions described in Section 11.01;

(v) if a judgment is issued for the judicial liquidation (liquidation judiciaire) or for a judicial transfer of the whole of the business (cession totale de l’entreprise à la suite d’un plan de cession) of the Company;

(vi) if the Company or any of its Principal Subsidiaries ceases to carry on all or substantially all of its telecommunications business (which represents a substantial part of the telecommunications business of the Company and its Subsidiaries taken as a whole) carried on by it prior to such cessation, resulting in a reduction of the value of the assets of the Company, unless, in the case of any Principal Subsidiary, if the undertaking and assets of such Principal Subsidiary are vested in the Issuer or another of its Principal Subsidiaries or in another company which as a result becomes a Principal Subsidiary;

(vii) if the Company or any of its Principal Subsidiaries stops or threatens in writing to stop payment of, or is unable to, or admits in writing inability to, pay its debts (or any class of its debts) as they fall due (situation de cessation des paiements), or is adjudicated or found bankrupt or insolvent;

(viii) (1) if proceedings (other than under the laws of the Republic of France) are initiated against the Company or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or an application (other than under the laws of the Republic of France) is made for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official is appointed, in relation to the Company or, as the case may be, in relation to the whole or a part of the undertakings or assets (which are material in the context of the issue of the Securities) of the Company, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a part of the undertakings or assets (which are material in the context of the issue of the Securities of the Company); (2) and in any case (other than the appointment of an administrator) are not discharged within 28 calendar days; provided that this paragraph (viii) shall not apply to any proceedings against the Company or a Principal Subsidiary brought by a third party other than an administrative or judicial authority where the Company can demonstrate that any such proceedings are being contested by the Company or the Principal Subsidiary in good faith, diligently and by appropriate proceedings in a competent court; or

(ix) any other Event of Default provided with respect to Securities of that series.

Any of the foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, together with accrued and unpaid interest and Additional Amounts, if any, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, together with accrued and unpaid interest and Additional Amounts, if any, (or specified amount) will become immediately due and payable.

(c) At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VIII provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of that series, (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon and Additional Amounts, if any, at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor (if so prescribed) in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel in relation to such default and (ii) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.01(e). No such rescission will affect any subsequent default or impair any right consequent thereon.

(d) By their acquisition of the Securities, the Holders consent to and acknowledge, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between the Company and any Holder, that their enforcement rights under the Indenture might be limited under or modified by French Law, and any amendments thereto, in the case of an insolvency of the Company under French insolvency law. Under current French insolvency proceedings, all holders of debt securities, even those which are not governed by French law or have been issued outside of France such as the Securities, would be gathered into one or several classes, as the case may be, with other unsecured creditors of the Company. Each class would be called to deliberate on a draft accelerated safeguard plan (projet de plan de sauvegarde accélérée), a draft safeguard plan (projet de plan de sauvegarde) or a draft judicial reorganization plan (projet de plan de redressement) with respect to the Company, which would have to take into account subordination/intercreditor agreements entered into by the creditors prior to the opening of the proceedings (as the case may be) and could in particular provide for a rescheduling and/or a partial or full write-off of the amount due under the Securities and/or debt-to-equity swaps and/or the sale of part of the business. Should the plan be approved by each class and provided certain requirements are met, the plan is imposed upon the dissenting creditors of each class. Should the plan be rejected by one or more classes, the French court may nevertheless adopt it and impose it upon the dissenting creditors and classes, provided certain requirements are met. In addition, assuming that no restructuring plan is approved by the relevant court or that the Company’s recovery is clearly impossible, the relevant court would open judicial liquidation proceedings. Therefore, certain provisions of this Indenture may not be enforced or enforceable by the Trustee or Holders of Securities issued under this Indenture in such cases.

(e) With respect to any series of Securities, the Company may, at its option, seek to obtain a waiver of any past default hereunder and its consequences from the Holders of either (i) a majority in principal amount of the Outstanding Securities of a series of Securities issued under this Indenture affected by the waiver or (ii) a majority in principal amount of the aggregate of the Outstanding Securities of several or all series issued under this Indenture identified by the Company as affected by the waiver, all of such Holders to be treated as a single class for such purpose, except a default (i) in the payment of the principal of or any premium or interest and Additional Amounts, if any, on any Security of such series or (ii) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 8.02 Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee.

(a) The Company covenants that if (i) default is made in the payment of any interest, including Additional Amounts, if any, on any Securities when such interest becomes due and payable and such default continues for a period of 15 calendar days or (ii) default is made in the payment of the principal of (or premium, if any, on) any Securities when it becomes due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel.

(b) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(c) In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 9.06.

(d) No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

(e) All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 8.03 Application of Money Collected by Trustee.

Any money collected by the Trustee pursuant to this Article VIII will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due to the Trustee under this Indenture, including, without limitation, Section 9.06;

SECOND:

To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:	To the Company.

Section 8.04 Limitation on Suits by Holders of Securities.

No Holder of any Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the reasonable costs, expenses, and liabilities to be incurred in compliance with such request, including those of its agents and counsel (d) the Trustee for 60 calendar days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding, and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Except as provided in the foregoing paragraph, no Holder of any Security will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, except:

(a) A Holder of a Security may institute suit for enforcement of payment of principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security, or

(b) For the institution of any proceeding with respect to this Indenture or any remedy thereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of the relevant series of Outstanding Securities; provided, that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the Trustee with prompt written notice thereof.

Section 8.05 Rights and Remedies Cumulative; Delay or Omission in Exercise of Rights not a Waiver of Event of Default.

(a) Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in Section 2.07(f), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.06 Rights of Holders of Majority in Principal Amount of Outstanding Securities to Direct Trustee.

The Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that (a) such direction will not be in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.07 Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that this Section 8.07 will not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit in respect of this Indenture.

Section 8.08 Notice of Defaults.

If a Default or Event of Default occurs and is continuing hereunder with respect to Securities of any series, the Trustee will give the Holders of Securities of such series notice of such Default or Event of Default as and to the extent provided by the Trust Indenture Act; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; provided, further, that in the case of any Default of the character specified in Section 8.01(a)(iii) with respect to Securities of such series no such notice to Holders will be given until at least 30 calendar days after the occurrence thereof.

Section 8.09 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.09) interest and Additional Amounts, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder.

Section 8.10 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination or order in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 8.11 Trustee May File Proofs of Claims.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Company or any Subsidiary of the Company (or any other obligor upon the Securities), their respective creditors or their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same in accordance with this Indenture, and any custodian, receiver, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE IX.

CONCERNING THE TRUSTEE

Section 9.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein in its role as Trustee).

(b) In case a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances for its other customers.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 9.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 1.01 and 8.06, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.01.

Section 9.02 Certain Rights of Trustee.

Subject to the provisions of Section 9.01:

(a) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon, whether in its original or facsimile form, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board will be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine, with prior notice of no less than five Business Days, and during normal business hours, the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence (as finally determined by a court of competent jurisdiction);

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless (x) in the case of a payment Default or Event of Default, a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice addressed to a Responsible Officer of the Trustee of any event which is in fact such a payment Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and (y) in the case of all other Defaults and Events of Default, written notice addressed to a Responsible Officer of the Trustee of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(l) the Trustee may hold funds uninvested without liability for interest, unless otherwise agreed with the Company in writing; and

(m) In no event shall the Trustee be liable for special punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to, loss of profit), whether or not foreseeable, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the format action.

Section 9.03 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, may be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent will not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 9.04 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 9.07 and 9.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, or such other agent.

Section 9.05 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required herein or by law. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 9.06 Compensation and Reimbursement.

The Company will (a) pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time in writing (which compensation will not be limited to any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of agents and counsel), except any such expense, disbursement, or advance that shall have been caused by its negligence or willful misconduct; and (c) indemnify each of the Trustee and any predecessor Trustee (which shall be deemed to include with respect to this Section 9.06, their respective officers, directors, employees and agents) for, and hold them harmless against, any and all loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section 9.06.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.06, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(a)(v) or Section 8.01(a)(viii), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 9.06 shall survive the termination of this Indenture and resignation or removal of the Trustee.

Section 9.07 Disqualification; Conflicting Interests.

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 9.08 Corporate Trustee Required; Eligibility.

There will at all times be one and only one Trustee hereunder with respect to the Securities of each series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office or principal office in New York City, or any other major city in the United States that is acceptable to the Company. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining state or Federal authority, then for the purposes of this Section 9.08, and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.08, it will resign immediately in the manner and with the effect hereinafter specified in this Article IX.

Section 9.09 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article IX will become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 9.10.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee (at the expense of the Company), or the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the Trustee (at the expense of the Company), or the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If, at any time, (i) the Trustee fails to comply with Section 9.07 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (ii) the Trustee ceases to be eligible under Section 9.08 and fails to resign after written request therefor by the Company or by any such Holder, or (iii) the Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities or (B) subject to Section 8.07, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to the requirements of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company will promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there will be only one Trustee with respect to the Securities of any particular series) and will comply with the applicable requirements of Section 9.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series is appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 9.10, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company will give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all holders of Securities of such series. Each notice will include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 9.10 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, such successor Trustee so appointed will execute, acknowledge, and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed, or conveyance, will become vested with all the rights, powers, trusts, and duties of the retiring Trustee, but, on the request of the Company or the successor Trustee, such retiring Trustee will, upon payment of its fees, costs and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and duties of the retiring Trustee and will duly assign, transfer, and deliver to such Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee or Trustees with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series will execute and deliver an indenture supplemental hereto wherein such successor Trustee will accept such appointment and which (i) will contain such provisions as may be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, will contain such provisions as may be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust and that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustees and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee will become effective to the extent provided therein and each such successor Trustee, without any further act, deed, or conveyance, will become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but on request of the Company or any successor Trustee, such retiring Trustee will duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all applicable rights, powers, and trusts referred to in the preceding paragraphs of this Section 9.10.

(d) No successor Trustee will accept its appointment unless at the time of such acceptance such successor Trustee is qualified and eligible under the Trust Indenture Act.

Section 9.11 Merger, Conversion, Consolidation, or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee may be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation is otherwise qualified under the Trust Indenture Act and eligible under this Article IX, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 9.12 Preferential Collection of Claims Against Company.

If and when the Trustee is or becomes a creditor of the Company (or any other obligor upon the Securities), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 9.13 Appointment of Authenticating Agent.

(a) The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which will be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption thereof or pursuant to Section 2.07, and Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.13, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.13, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 9.13.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Authenticating Agent may be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation is otherwise eligible under this Section 9.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and will deliver written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register.

Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers, and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 9.13.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 9.13.

(e) If an appointment with respect to one or more series of Securities is made pursuant to this Section 9.13, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative form of certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

[Name of Authenticating Agent] as Authenticating Agent on behalf of
Dated:	The Bank of New York Mellon, London Branch, as Trustee

By:
Authorized Signatory [Authenticating Agent]

ARTICLE X.

AMENDMENTS AND WAIVERS

Section 10.01 Without Consent of Holders.

(a) The Company and the Trustee may amend this Indenture or the Securities by entering into a supplemental indenture or by delivery of a Company Order, as applicable, without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency or to conform the provisions of this Indenture (including any supplemental indenture) and the Securities to the description thereof in any prospectus or prospectus supplement included in a registration statement filed by the Company with and declared effective by, or deemed effective upon filing with, the Commission;

(ii) to comply with Article XI in respect of the assumption by a Successor Corporation of the obligation of the Company under the Securities and this Indenture;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv) to add guarantees with respect to the Securities or to secure the Securities;

(v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(vi) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of the Holders of Securities of such series);

(vii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(viii) to provide for the issuance of Add On Securities as permitted by Section 2.13, which will have terms substantially identical to the other Securities of the same series except as specified in Section 2.13, and which will be treated, together with any other Securities of such series, as a single issue of securities;

(ix) to make any change that does not materially adversely affect the legal rights of any Holder;

(x) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02;

(xi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.10; or

(xii) to comply with any requirements of the DTC, Euroclear, Clearstream or any other clearing system in connection with issuing Securities under this Indenture.

(b) After an amendment under this Section 10.01 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

Section 10.02 With Consent of Holders.

(a) The Company and the Trustee may amend this Indenture, or compliance by the Company with any provision of the Indenture may be waived, with respect to any series of Securities or the Securities of such series by entering into a supplemental indenture or by delivery of a Company Order, as applicable, without notice to any Holder. The Company, at its option, may seek consent from either (x) the Holders of a majority in principal amount of the Outstanding Securities of a series issued under this Indenture (including, without limitation, consents obtained in a connection with a purchase of, or tender offer or exchange offer for, Securities) or (y) the Holders of a majority in principal amount of the aggregate of the Outstanding Securities of several or all series issued under this Indenture identified by the Company as affected by the supplemental indenture, voting as a single class, which consent(s) shall be delivered to the Company and the Trustee. However, without the consent of each Holder affected, an amendment or waiver may not:

(i) change the stated maturity of the principal or interest on a security;

(ii) reduce the principal amount of, or the rate of interest or any premium payable on, a Security;

(iii) change any obligation to pay Additional Amounts;

(iv) reduce the amount of principal payable upon acceleration of the maturity of a Security following a default;

(v) change the place or currency of payment on a Security;

(vi) impair the Holder’s right to sue for payment of principal, interest, premium or any Additional Amount that has not been paid once it has become due;

(vii) reduce the percentage of Holders of Securities whose consent is needed to modify or amend the Indenture;

(viii) reduce the percentage of Holders of Securities whose consent is needed to waive compliance with various provisions of this Indenture or to waive various defaults; and

(ix) modify any other aspect of the provisions dealing with modification and waiver of this Indenture.

(b) It shall not be necessary for the consent of the Holders of any series of Securities under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment or waiver under this Section 10.02 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 10.02.

Section 10.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee will receive, and (subject to Section 9.01) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise.

Section 10.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

Section 10.05 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.06 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and will if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE XI.

CONSOLIDATION, MERGER, SALE, OR TRANSFER

Section 11.01 Consolidation, Merger and Sale of Assets.

The Company or any Principal Subsidiary, without the consent of the Holders of the Securities, may consolidate with, or merge into, or convey, transfer or lease its assets substantially as an entirety to any corporation duly incorporated under the laws of any jurisdiction (a "Successor Corporation"), provided that either (1) the Company or another of its subsidiaries is the Successor Corporation; (2) such merger, conveyance, transfer or lease occurs between the Company and a Principal Subsidiary or between Principal Subsidiaries; or (3) (A) the creditworthiness of the Successor Corporation is not materially weaker than the Company’s creditworthiness or the creditworthiness of the applicable Principal Subsidiary, as the case may be, immediately prior to such merger, consolidation, conveyance, transfer or lease; (B) any Successor Corporation assumes the Company’s obligations under the Securities and this Indenture (including the obligation to pay Additional Amounts); and (C) such consolidation, merger, conveyance, transfer or lease complies with the applicable provisions of this Indenture, and the Trustee with respect to each series of Securities shall have received an Opinion of Counsel and an Officer’s Certificate to that effect.

ARTICLE XII.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01 Satisfaction and Discharge of Indenture.

This Indenture will, upon a Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange with respect to a specified series of Securities herein expressly provided for) with respect to any specified series of Securities, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities, when: (a) either (i) all Securities of the specified series of Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustee for cancellation or (ii) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B), or (C) above, has deposited or caused to be deposited with the Trustee as trust funds, either in money or U.S. Government Obligations, or a combination thereof, in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company including without limitation any and all amounts due and owing to the Trustee, including its costs, fees, expenses and charges and those of its agents and counsel; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating with respect to such series of Securities that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied. If this Indenture has ceased to be of further effect pursuant to this Section with respect to all series of Securities issued hereunder, it will cease to be of further effect for all purposes; however the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06, the obligations of the Company to any Authenticating Agent under Section 9.13, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the obligations of the Trustee under Sections 6.03(e) and 12.02, will survive such satisfaction and discharge.

Section 12.02 Application of Trust Money.

Subject to provisions of Section 6.03(e), all money deposited with the Trustee pursuant to Section 12.01 will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Article V with respect to any Securities that, in the opinion of a firm of independent public accountants, investment banking or financial advisory firm nationally recognized in France or the United States expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Discharge, Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.01 Successors and Assigns of Company Bound by Indenture.

All the covenants, stipulations, promises, and agreements in this Indenture contained by or on behalf of the Company will bind its successors and assigns, whether so expressed or not.

Section 13.02 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

Section 13.03 Service of Required Notice to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or delivered to (a) the Trustee by any Holder or by the Company will be sufficient for every purpose hereunder if made, given, furnished, or filed in writing and delivered in person or sent by a courier delivery service, return receipt requested or delivered by e-mail, and shall be deemed received by such party on the day of delivery, if delivered in person, or upon issuance of the return receipt, in case of delivery by a courier delivery service, or on the Business Day following the date of dispatch, if sent by e-mail, provided, in such case, that an electronic confirmation of receipt has been obtained to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or (b) the Company by the Trustee or by any Holder will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to the Company addressed to it at 111 quai du Président Roosevelt, Direction du Financement et de la Trésorerie, 92130 Issy-les-Moulineaux, France, attention of Group Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

The Company, the Trustee or any Paying Agent by notice to the others may designate additional or different addresses for subsequent notices or communications. Such notices or communications may also be given by any Holder of Securities of any series to the Trustee with respect to such series of Securities or any Paying Agent in such manner that such Trustee or such Paying Agent, as the case may be, may approve for such purpose.

The Trustee (which, for purposes of this paragraph, shall be deemed to include the Paying Agent) shall have the right to accept and act upon instructions, including funds transfer instructions given pursuant to this Indenture and delivered using Electronic Means (as defined below); provided, however, that the parties hereto shall provide to the Trustee an incumbency certificate listing officers by name and title with the authority to provide such instructions ("Authorized Officers") and containing specimen signatures of such Authorized Officers with their direct dial telephone numbers, which incumbency certificate shall be amended by the parties hereto whenever a Person is to be added or deleted from the listing. If the parties hereto elect to give the Trustee instructions using Electronic Means and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The parties hereto understand and agree that the Trustee cannot determine the identity of the actual sender of such instructions and that the Trustee shall be entitled, in its reasonable judgment, to conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The parties hereto shall be responsible for ensuring that only Authorized Officers transmit such instructions to the Trustee and that the parties hereto and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the parties hereto. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The parties hereto agree: (i) to assume all risks specifically arising out of the use of Electronic Means to submit instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the parties hereto; (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions using Electronic Means provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify each other immediately upon learning of any compromise or unauthorized use of the security procedures.

"Electronic Means" shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 13.04 Service of Required Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any, and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is delivered, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

For so long as the Securities of any series are represented by a Global Security, such notice will be sufficiently given (unless otherwise herein expressly provided) if such notice is delivered to the appropriate clearing system for posting in accordance with its normal procedures.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of delivery service or by reason of any other cause it will be impracticable to give such notice by delivery, then such notification as may be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Section 13.05 Indenture and Securities to be Construed in Accordance with the Laws of the State of New York; Submission to Jurisdiction; Waiver of Jury Trial, etc.

(a) This Indenture and the Securities will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said State without giving effect to principles of conflicts of laws of such State.

(b) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Each of the Company and the Trustee hereby:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan, the City of New York,

(ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum.

(iii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding,

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v) agrees that service of process by delivery to the Authorized Agent specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(d) The Company has appointed CT Corporation System as its authorized agent (the "Authorized Agent"), with an office at 111 Eighth Avenue, New York, New York 10011 upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any state or federal court in the borough of Manhattan, the city of New York, New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid so long as any Securities remain Outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Securities remain Outstanding or until the irrevocable appointment by the Company of a successor agent in the Borough of Manhattan, the city of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(e) Nothing in this Section 13.05 shall affect the right of the Trustee or any Holder of the Securities to serve process in any other manner permitted by law.

Section 13.06 Compliance Certificates and Opinions.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.07 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this

Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.08 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision will apply in lieu of this Section 13.08)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest will accrue on such payment amounts for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

Section 13.09 Provisions Required by Trust Indenture Act to Control.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed on any Person by Sections 310 to and including 317 of the Trust Indenture Act (including provisions automatically deemed included in this Indenture pursuant to the Trust Indenture Act unless this Indenture provides that such provisions are excluded), which are deemed to be a part of and govern this Indenture, whether or not contained herein, then such imposed duties will control.

Section 13.10 Currency Indemnity.

(a) The payment currency with respect to a series of Securities is the sole currency of account and payment for all sums payable by the Company under or in connection with the Securities of such series or this Indenture with respect to Securities of such series, including damages. Any amount received or recovered in currency other than the payment currency in respect of the Securities of such series (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any Holder of the Securities of such series in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of them under the Securities of such series and this Indenture with respect to such Securities only to the extent of the payment currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that payment currency amount is less than the payment currency amount expressed to be due to the recipient under the Securities or this Indenture with respect to such Securities, the Company shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 13.10, it will be sufficient for the Holder of a Security to certify that it would have suffered a loss had an actual purchase of payment currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of payment currency on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Company contained in this Section 13.10, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligation of the Company under the Securities of any series and this Indenture with respect to such series of Securities; (ii) shall give rise to a separate and independent cause of action against the Company, (iii) shall apply irrespective of any waiver granted by any Holder of the Securities or the Trustee with respect to such Securities from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Securities or this Indenture with respect to such Securities or any other judgment or order.

Section 13.11 Invalidity of Particular Provisions.

In case any one or more of the provisions contained in this Indenture or in the Securities is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Indenture or of the Securities, but this Indenture and such Securities to the fullest extent provided by law will be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.12 Execution and Counterparts.

This instrument may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument.

The words "execution," "signed," "signature," "manual signature" and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf", "tif" or "jpg") and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, any indentures supplemental hereto, any Securities issued hereunder and any other documents delivered hereunder may be electronically or digitally signed using DocuSign and AdobeSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, any indentures supplemental hereto, any Securities issued hereunder and any other documents delivered hereunder are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The Trustee shall not incur liability for the use of the execution or signing methods set forth in this section and the Company acknowledges that it accepts the risks of using these methods.

Section 13.13 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act(s)" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities will be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security will bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, will be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder will be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph will prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this Section 13.13(e) will be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company will not set a record date for, and the provisions of this Section 13.13(e) will not apply with respect to, any notice, declaration, or direction referred to in the next paragraph.

(f) Upon receipt by the Trustee from any Holder of Securities of a particular series of (a) any notice of default or breach referred to in Section 8.01(a)(iii) with respect to Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such notice to the Company, (b) any declaration of acceleration referred to in Section 8.01(b), if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (c) any direction referred to in Section 8.06 with respect to Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date will automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Securities of such series entitled to join in such notice, declaration, or direction, which record date will be the close of business on the tenth (10th) calendar day following the day on which the Trustee receives such notice, declaration, or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth (5th) calendar day thereafter, the Trustee will notify the Company and the Holders of Outstanding Securities of such series of any such record date so fixed. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, will be entitled to join in such notice, declaration, or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration, or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th calendar day after such record date, such notice, declaration, or direction will automatically and without any action by any Person be cancelled and of no further effect. Nothing in this Section 13.13(f) will be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration, or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration, or direction to which such record date relates, in which event a new record date in respect thereof will be set pursuant to this Section 13.13(f). Nothing in this Section 13.13(f) will be construed to render ineffective any notice, declaration, or direction of the type referred to in this Section 13.13(f) given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration, or direction is so given.

(g) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 13.14 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 13.15 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, will give to any Person, other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy, or claim under this Indenture.

Section 13.16 No Waiver.

No delay or omission of in exercising any right or remedy hereunder will impair any such right or remedy or constitute a waiver of any such right or remedy or an acquiescence therein.

Section 13.17 Purchases of Securities.

Notwithstanding any other provision of this Indenture or the Securities, the Company or its Affiliates may, from time to time, purchase any Securities either in the open market at prevailing prices for such Securities at such time or in private transactions at a negotiated price with the Holder or Holders thereof (including, for the avoidance of doubt, pursuant to tender offers or exchange offers).

Section 13.18 Sinking Funds.

The Company is not required to make sinking fund payments with respect to the Securities.

Section 13.19 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder caused by forces beyond its control, including, without limitation acts of war or terrorism, civil or military disturbances, epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of public utilities, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to avoid any such failure or delay and to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ORANGE

By:

Name:

Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:

Name:

Title: